                                                                   EXHIBIT 10.31


                            PORTAL SERVICES AGREEMENT

      This Portal Services Agreement (this "Agreement") is entered into as of October 28, 1999 (the "Effective Date"), by and between Inktomi Corporation, a Delaware corporation with its principal place of business at 4100 E. Third Avenue, Mail Stop FC2-5, Foster City, California, 94404 ("Inktomi") and Microsoft Corporation, a Washington corporation, with its principal place of business at One Microsoft Way, Redmond, Washington, 98052 ("Customer").

                                   RECITALS

      A. Inktomi utilizes its technology to provide a variety of services including without limitation those described on exhibits to this Agreement.

      B. Customer desires to retain Inktomi to provide certain of Inktomi's services to Customer in accordance with the terms and conditions of this Agreement.

      C. Customer has previously entered into the following agreements with Inktomi (i) a Software Development Agreement dated July 27, 1997; (ii) an Information Services Agreement dated July 27, 1997; (iii) a Software Hosting Agreement dated July 27, 1997; and (iv) a License Agreement dated May 12, 1997. The parties now desire that such agreements be terminated as of the Effective Date of this Agreement and that this Agreement supercede and supplant such agreements.

NOW THEREFORE, Inktomi and Customer agree as follows:

                                    AGREEMENT

      In consideration of the foregoing and the mutual promises contained herein the parties agree as follows:

      1. Definitions. For purposes of this Agreement, in addition to the other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

            1.1. "Intellectual Property Rights" means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide.

            1.2. "Inktomi Technology" means the computer software, technology and/or documentation which is supplied to Customer by Inktomi or used by Inktomi in connection with delivery of a Service, including without limitation all source code and object code therefor and all algorithms, ideas and Intellectual Property Rights therein, including upgrades, updates, successor versions, replacement versions thereof. The definition of "Inktomi Technology" shall include any supplemented definition set forth in an Exhibit for a Service.


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
            1.3. "Services" means the various services to be provided by Inktomi for Customer under this Agreement, as more fully described on the Exhibits attached to this Agreement.

            1.4. "Site" means a Web site and/or sites established and maintained by Customer or other authorized entity (to the extent permitted) through which end-users may access a Service as set forth in the Exhibit for such Service. For purposes of this Agreement, "Site" shall include MSN, other Microsoft Web sites, and MSN-branded, Microsoft-branded, co-branded and private-labeled Web sites, whether hosted or operated by Customer or third parties or subsidiaries, affiliates, or joint ventures or partnerships in which Customer participates, and any subsequent versions or upgrades of the foregoing, provided, however, that except as set forth in Section 2.1.1. herein no such Site shall resell or distribute such Service as standalone OEM services to third parties in competition to Inktomi.

            1.5. "Term" shall have the meaning indicated in Section 9.

            1.6. "Web" means the World Wide Web, containing, inter alia, pages written in hypertext markup language (HTML) and/or any similar successor technology.

            1.7. "Web page" means a document on the Internet which may be viewed in its entirety without leaving the applicable distinct URL address.

            1.8. "Web site" means a collection of inter-related Web pages.

      2. Provision of Services.

            2.1. Services. Subject to the terms and conditions of this Agreement, Inktomi shall provide each Service in accordance with the functionality specifications, performance criteria specified in the Exhibit and Schedule applicable to such Service as the same may change from time to time during the Term of this Agreement with the mutual consent of Customer and Inktomi, and all other terms and conditions contained in this Agreement, including Exhibits. Inktomi agrees that the Services shall be performed in a professional manner and shall be of a high grade, nature and quality.

                  2.1.1. Scope of Rights. Customer shall have the right to use the Services and the search results generated thereby solely in connection with the provision of Customer's search engine services throughout the world during the Term, if and to the extent that it may determine is appropriate, including without limitation by way of sublicensing any and all rights herein to third parties. However, with respect to such sublicensing: (i) such sublicensees may operate Customer co-branded and/or private label sites accessing all or portions of the Services through Customer servers, provided that any such private labeled sublicensee sites shall include branding or attribution (such as "powered by MSN Search") which identifies Customer as the source of the Services (ii) Results Sets generated by sublicensees will be cumulative (but not double-counted) with Results Sets generated by Customer for purposes of Section 5; (iii) any sublicense shall be effective only, during the Term; and (iv) each sublicensee shall agree to hold all confidential and proprietary information regarding Inktomi and the Services in confidence, to use all or portions of the Services only in connection with providing search engine services to end users through sites operated by such sublicensee, and not to reverse engineer, disassemble or decompile the object code version of any Inktomi Technology. Except as set forth above, neither Customer nor its sublicensees shall be restricted in any way with respect to the access to and use of the Services or customized Customer services based on the Services. Inktomi's sole remedy,


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and Customer's sole obligation, for any breach by a Customer's sublicensee of its sublicense rights is termination or suspension of such sublicense.

            2.2. Additional Services. Throughout the Term of this Agreement, the Services and Inktomi Technology and related features, functionality, performance, support and upgrades provided hereunder will be at least equal to those Inktomi provides to all other Inktomi customers. In the event Inktomi develops new Services and Inktomi Technology that it licenses or provides separately on a premium basis to its search customer base, then Inktomi shall offer such features and functionality to Customer at most favored customer pricing as against other Inktomi customers who have entered into agreements with Inktomi for similar services and with similar contract terms as those described herein. New Services and Inktomi Technology that are made available to Inktomi customers on a premium or non-premium basis will be offered to Customer no later than the same time they are offered to other Inktomi customers. Furthermore, upon request, and provided that Customer is current with service fees due under this Agreement, Customer may request customized services to be provided by Inktomi which are not otherwise contemplated or provided for by this Agreement. Such customized services shall be mutually agreed upon by the parties and shall be set forth, in Inktomi's reasonable discretion, on an additional Exhibit to this Agreement which upon execution, shall become binding between the parties. Such customized services, if provided pursuant to an additional Exhibit shall be provided in accordance with the rates, charges, terms and conditions of such Exhibit and the terms of this Agreement.

            2.3. End-User Support. Inktomi, shall provide technical support for the Services to the extent set forth in Schedule 1 hereto. Except as set forth in such Schedule, Customer, at its own expense, shall provide all support of the Site.

            2.4. Nonexclusive Services. Customer understands that Inktomi will provide the Services on a nonexclusive basis. Customer acknowledges that Inktomi has customized and provided, and will continue to customize and provide, its software and technology to other parties for use in connection with a variety of applications, including, without limitation, search engine, e-commerce and communication applications. Nothing in this Agreement will be deemed to limit or restrict Inktomi from customizing and providing its software and technology to other parties for any purpose or in any way affect the rights granted to such other parties. Further, nothing in this Agreement will be deemed to limit or restrict Customer's ability to acquire, license, independently develop, or serve for itself, or have others acquire, license, develop, or serve for Customer, similar services performing the same or similar functions as the Services contemplated by this Agreement, or to market and offer such similar services in addition to the Services contemplated by this Agreement.

            2.5 [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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      3. Intellectual Property Licenses/Ownership.

            3.1. Inktomi Technology. As between Customer and Inktomi, Customer acknowledges that Inktomi owns all right, title and interest in and to the Inktomi Technology (except for any software licensed by third parties to Inktomi), and that Customer shall not acquire any right, title, and interest in or to the Inktomi Technology, except as expressly set forth in this Agreement. Customer shall not modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from any Inktomi Technology, except and only to the extent that such activity is otherwise permitted by Inktomi or is expressly permitted by applicable law notwithstanding this limitation. Customer will not remove, obscure, or alter Inktomi's copyright notice, trademarks, or other proprietary rights notices affixed to or contained within any Inktomi software or documentation.

      4. Warranties and Disclaimer. Each party agrees as follows:

            4.1. Inktomi Warranties. Inktomi warrants that: (i) it has full power and authority to enter into this Agreement; and (ii) it has not previously and will not grant any rights in the Inktomi Technology to any third party that are impede the rights granted to Customer hereunder; (iii) throughout the Term, each Service provided for Customer and the Inktomi Technology provided in connection with each such Service shall be free of material errors and defects and shall perform in accordance with the performance criteria set forth on the applicable Exhibit for such Service; and (iv) each Service provided for the Customer and the Inktomi Technology provided in connection with each Service do not and will not infringe any copyright, patent, trade secret, or other proprietary right held by any third party, and Inktomi has no knowledge of any allegations of any such infringement. INKTOMI MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT. IN PARTICULAR, INKTOMI MAKES NO WARRANTIES WHATSOEVER REGARDING THE NATURE OF THE MATERIAL CONTAINED IN ITS SEARCH DATABASES AND TO THE MAXIMUM EXTENT PERMITTED BY LAW DISCLAIMS ANY RESPONSIBILITY OR LIABILITY FOR SUCH MATERIAL.

            4.2. Customer Warranties. Customer warrants that: (i) it has full power and authority to enter into this Agreement; and (ii) it will seek all necessary governmental approvals required to effectuate this Agreement. CUSTOMER MAKES NO OTHER WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

      5. Payments.

            5.1. Fees. Customer shall pay Inktomi fees for the Services in accordance with the Schedule 2 hereto.



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            5.2. Records. To the extent applicable for each Service and solely to the extent each party has obligations to make payments to the other party in connection with such Service each party shall: (i) maintain all records relevant to calculating service fees and/or revenues for a Service for a two (2) year period following the year in which any payments pertaining to such service fees and/or revenues were due; and (ii) have the right to designate a certified public accountant (other than on a contingency fee basis) to examine the other party's records from time to time but no more than once every year, and not later than one year following the date of the records or payment in question, to determine the correctness of any payment made under this Agreement. Such examination shall be conducted at reasonable times during the audited party's normal business hours and upon at least ten (10) business days' advance notice and in a manner so as not to unreasonably interfere with the conduct of the audited party's business. If any such examination indicates that the audited party has underpaid by more than five percent (5%) of the aggregate payments due for the period subject to such examination, the audited party shall reimburse the other party for reasonable costs of such examination.

            5.3. Taxes. Customer shall be responsible for all sales taxes, use taxes, withholding taxes, value added taxes and any other similar taxes imposed by any federal, state, provincial or local governmental entity on the transactions contemplated by this Agreement, excluding taxes based upon Inktomi's net income. When Inktomi has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Customer unless Customer provides Inktomi with a valid tax exemption certificate authorized by the appropriate taxing authority.

            5.4. Payment. All fees quoted and payments made hereunder shall be in U.S. Dollars. Within thirty (30) days after the end of each calendar month with respect to which Customer owes Inktomi any service fees, Inktomi shall furnish Customer with an invoice. The invoice shall be based upon the fees set forth in the applicable Schedule(s) to this Agreement during the month then ended, and shall contain information reasonably sufficient to discern how fees were computed. Within thirty (30) days of receiving an invoice from Inktomi, Customer shall pay all amounts due under this Agreement to Inktomi at the address indicated at the beginning of this Agreement or such other location as Inktomi designates in writing.

      6. Confidentiality.

            6.1 The parties hereby agree that all terms and conditions of that certain Microsoft Corporation Non-Disclosure Agreement between them dated March 18, 1997, shall govern the disclosure of confidential and proprietary information made under this Agreement. In this connection, the parties hereby agree that the terms of this Agreement shall be treated as confidential in accordance with the terms of said Non-Disclosure Agreement.

            6.2 Without having first sought and obtained Customer's written approval (which Customer may withhold in its sole and absolute discretion), Inktomi shall not, directly or indirectly, (i) trade upon this transaction or any aspect of Inktomi's relationship with Customer, or (ii) otherwise deprecate Microsoft technology.

            6.3 Neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party. However, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party's required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other


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
in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities.

      7. Indemnification.

            7.1 By Inktomi. Inktomi shall, at its expense and Customer's request, defend any third party claim or action brought against Customer, and Customer's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, which, if true, would constitute a breach of any warranty, representation or covenant made by Inktomi under this Agreement, and Inktomi will indemnify and hold Customer harmless from and against any costs, damages and fees reasonably incurred by Customer, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. Customer shall: (i) provide Inktomi reasonably prompt notice in writing of any such claim or action and permit Inktomi, through counsel mutually acceptable to Customer and Inktomi, to answer and defend such claim or action; and (ii) provide Inktomi information, assistance and authority, at Inktomi's expense, to help Inktomi to defend such claim or action. Inktomi will not be responsible for any settlement made by Customer without Inktomi's written permission, which permission will not be unreasonably withheld.

            7.2 By Customer. Customer shall, at its expense and Inktomi's request, defend any third party claim or action brought against Inktomi, and Inktomi's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, which, if true, (i) would constitute a breach of any warranty, representation or covenant made by Customer under this Agreement, (ii) is based in material part upon modifications to Inktomi Technology made by Customer but not approved by Inktomi, or (iii) is based in material part upon Customer's use of the Services but is not covered by Section 4.1 above, and Customer will indemnify and hold Inktomi harmless from and against any costs, damages and fees reasonably incurred by Inktomi, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. Inktomi shall: (i) provide Customer reasonably prompt notice in writing of any such claim or action and permit Customer, through counsel mutually acceptable to Inktomi and Customer, to answer and defend such claim or action; and (ii) provide Customer information, assistance and authority, at Customer's expense, to help Customer to defend such claim or action. Customer will not be responsible for any settlement made by Inktomi without Customer's written permission, which permission will not be unreasonably withheld.

            7.2 Separate Counsel; Reimbursement. An indemnified party shall have the right to employ separate counsel and participate in the defense of any claim or action. The indemnifying party shall reimburse the indemnified party upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section 7.

            7.3 Settlement. The indemnifying party may not settle any claim or action under this Section 7 without first obtaining the indemnified party's written permission, which permission will not be unreasonably withheld. In the event Customer and Inktomi agree to settle a claim or action, each party agrees not to publicize the settlement without first obtaining the other's written permission, which permission will not be unreasonably withheld.



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            7.4 Proprietary Rights Infringement. Without limiting any of
Customer's rights or remedies, in the event of any breach or alleged breach by Inktomi of Section 4.1(iv), Inktomi shall notify Customer and shall at Inktomi's expense (i) procure for Customer all rights necessary so that Inktomi shall not be in breach of Section 4.1(iv), or (ii) modify the pertinent item or infringing part thereof, or replace the infringing software with other software having substantially the same or better capabilities. If neither of the foregoing is commercially practicable to achieve within a reasonable period of time, then, in addition to any other rights and remedies available to Customer, Customer may immediately terminate this Agreement.

      8. Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST DATA, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO CONTRACT, PRODUCTS LIABILITY, STRICT LIABILITY AND NEGLIGENCE, AND WHETHER OR NOT IT WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THIS SECTION SHALL NOT APPLY TO EITHER PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) CONFIDENTIALITY OBLIGATIONS UNDER
SECTION 6; AND (C) OBLIGATIONS UNDER SECTION 3.1.

      9. Term and Termination.

            9.1. Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in force for three (3) years or until the termination of the last Service. The parties may agree to renew the Agreement on mutually agreed upon terms.

            9.2. Termination for Breach. In addition to any other rights and/or remedies that either party may have under the circumstances, all of which are expressly reserved, either party may suspend performance of and/or terminate this Agreement if (i) the other party materially breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach, or (ii) either party is in material breach of Section 6.1.

            9.3. Termination due to Insolvency. Either party may suspend performance and/or terminate this Agreement if the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any party thereof.

            9.4. Termination Without Cause. Upon ninety (90) days prior written notice to Inktomi, Customer may terminate this Agreement in its entirety without cause provided Customer has paid the annual minimum total Per Search Query Service Fee set forth in Schedule 2 of this Agreement [*]. In addition, if


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Customer no longer wishes to receive either the General Search Services or the
Site Search Services, upon ninety (90) days prior written notice to Inktomi, Customer may terminate such portions of this Agreement that relate to the General Search Services or the Site Search Services, as the case may be provided Customer has paid the minimum total Per Search Query Service Fee set forth in
Schedule 2 of this Agreement [*]; provided, that if Customer elects to terminate the Site Search Services portion of this Agreement, Customer shall have no further obligation to pay monthly service fees following the date of such termination.

            9.5. Effect of Termination. Upon the termination of this Agreement for any reason: (i) all license rights granted under this Agreement shall terminate; (ii) Customer shall immediately pay to Inktomi all amounts due and outstanding as of the date of such termination; and (iii) each party shall return to the other party, or destroy and certify the destruction of, all Confidential Information of the other party.

            9.6. Survival. In the event of any termination or expiration of this Agreement for any reason, Sections 1, 3, 4, 5.2, 6, 7, 8, 9, 10 and 11 shall survive termination or expiration of this Agreement. Neither party shall be liable to the other party for damages or equitable remedies of any sort resulting solely from terminating this Agreement in accordance with its terms.

            9.7. Remedies. Each party acknowledges that its breach of the confidentiality or service/license restrictions contained herein may cause irreparable harm to the other party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which the non-breaching party may be legally entitled, the non-breaching party shall have the right to seek immediately injunctive relief in the event of a breach of such confidentiality or service/license restrictions by the other party or any of its officers, employees, consultants or other agents.

            9.8. If Inktomi is in material breach of this Agreement, then, in addition to any other remedies which Customer may have under the circumstances, Customer will have the right to withhold payment of amounts otherwise owed by Customer to Inktomi pursuant to this Agreement; provided, however, that Customer shall give Inktomi not less than forty-five (45) days to cure such breach prior withholding any such payments.

      10. Miscellaneous.

            10.1. Understanding. Each party acknowledges that it has read this Agreement, understands it and agrees to be bound by it. Each party acknowledges that it has not been induced to enter into such agreements by any representations or statements, oral or written, not expressly contained herein or expressly incorporated by reference.

            10.2. Notice. Any notice required for or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission report; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices to Inktomi must be sent to the addresses first described above or to such other address that Inktomi may have provided for the purpose of notice in accordance with this Section. All notices to Customer must be sent to: Microsoft Corporation, One Microsoft


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                               8
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Way, Redmond, WA 98052, Attention:MSN Search manager, fax: (425) 936-7329, with a copy to: Microsoft Corporation, Law and Corporate Affairs, fax: (425) 936-7409, or to such other address that Customer may have provided for the purpose of notice in accordance with this Section.

            10.3. Assignment. Neither party may assign its rights or delegate its obligations under this Agreement without the other party's prior written consent, except (i) to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement, or (ii) in the case of Customer, to the Microsoft business unit responsible for MSN and/or MSN Search, in the event such unit becomes a separate legal entity, or to the purchaser of all or substantially all of the assets of the Microsoft business unit responsible for MSN and/or MSN Search.

            10.4. No Third Party Beneficiaries. All rights and obligations of the parties hereunder are personal to the party that holds the rights or has the obligation. Except as otherwise specifically stated herein, this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

            10.5. Governing Law. This Agreement will be governed and construed, to the extent applicable, in accordance with United States law, and otherwise, in accordance with Washington law, without regard to its conflict of law principles. In any action or suit to enforce any right or remedy under this Agreement the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

            10.6. Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

            10.7. Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, telecommunications outages, acts of God, war, governmental action, or any other cause which is beyond the reasonable control of such party.

            10.8. Compliance with Laws and Export Regulations. Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement. Customer acknowledges that Inktomi is not the originator or exporter of any information the Services return as the result of queries submitted by any user of Customer's system. Customer is responsible for ensuring that the export of any information provided by the Services is exported in accordance with all applicable U.S. laws and regulations, including U.S. export control laws. Additionally, Customer acknowledges that Inktomi is not the exporter of any products or information sold by Customer through the Services. Customer is responsible for ensuring that the export of any products facilitated for sale through the Services are exported in accordance with all applicable U.S. laws and regulations, including U.S. export control laws. Customer agrees to provide adequate safeguards including on line disclaimers on Customer's site to ensure compliance with these provisions.

            10.9. Waiver. The failure of either party to require performance by the other party of any provision shall not affect the full right to require such performance at any time


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
thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

            10.10. Conflicts. In the event of a conflict between the terms of this Agreement and an Exhibit attached hereto, the terms of the Exhibit shall prevail.

            10.11. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the parties agree that such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

            10.12. Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph, or in any way affect such agreements.

            10.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

            10.14. Entire Agreement. This Agreement, Exhibits, Attachments and Schedules hereto, constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any other prior or collateral agreements with respect to the subject matter hereof. Any amendments to this Agreement must be in writing and executed by an officer or other duly authorized representative of the parties.

      IN WITNESS WHEREOF, the parties have caused this Portal Services Agreement to be signed by their duly authorized representatives.

MICROSOFT CORPORATION               INKTOMI CORPORATION

By: /s/ Brad Chase                        By: /s/ Jerry Kennelly
   ---------------------------------         ---------------------------------

Name: Brad Chase                          Name: Jerry Kennelly
     -------------------------------           -------------------------------

Title: Vice-President                     Title: Chief Financial Officer
      ------------------------------            ------------------------------

                                   EXHIBIT A-1
                                     TO THE
                            PORTAL SERVICES AGREEMENT
                             GENERAL SEARCH SERVICES

This Exhibit to the Portal Services Agreement (this "Exhibit"), in conjunction with the terms of the Portal Services Agreement (the "Agreement") shall constitute the terms and conditions pursuant to which Inktomi shall provide General Search Services to Customer at the Site set forth above:

      1. Definitions. In addition to any terms defined in this Exhibit, the following terms shall have the meanings set forth below. Any other terms not otherwise defined in this Exhibit shall have the meanings prescribed to them in the Agreement.

      1.1. "Database" means Inktomi's full text index database of Web pages accessible by end users of the Site and end users of other Inktomi customers at any given time.

      1.2. "General Search Database" is the database maintained as part of the General Search Services described on Attachment A to this Exhibit. The General Search Database shall at no time be less comprehensive than the Database.

      1.3 "General Search Services" means the Internet Search Engine services and related support services to be provided by Inktomi for Customer under this Exhibit, as more fully described on Attachment A to this Exhibit and Schedule 1 to the Agreement.

      1.4 "Inktomi Data Protocol" means the written specification on how an Interface communicates and interacts with the Inktomi Search Engine.

      1.5 "Inktomi Search Engine" means Inktomi's current Search Engine as of the Effective Date. The Inktomi Search Engine does not and will not include features, options and modules developed and customized specifically for third parties and provided to such third parties on an exclusive basis, or features, options, modules and future products which Inktomi licenses or provides separately; however, the Inktomi Search Engine will include all upgrades, updates, successor versions, replacement versions and new releases thereto which Inktomi makes generally available at no additional fees.

      1.6 "Inktomi Technology" means the Inktomi Search Engine, the Inktomi Data Protocol, the Interface Construction Tools and all other computer software, technology and/or documentation which is supplied by Inktomi for use in or in connection with delivery of the General Search Services, including, without limitation, all source code and object code therefor and all algorithms, ideas and Intellectual Property Rights therein, including upgrades, updates, successor versions, replacement versions and new releases thereof.

      1.7 "Interface" means the editorial and graphical content, and functionality (which is not otherwise Inktomi Technology hereunder), of the Web and other pages served to end users of Customer, including without limitation all Search Pages, Inktomi Results Pages, instruction pages, frequently asked questions pages and any site end user terms and guidelines.



                                      A1-1

      1.8 "Interface Construction Tools" means all software tools, if any, in object code form, provided by Inktomi to assist Customer to build the Interface to the Inktomi Search Engine, including without limitation Inktomi's application server currently known as Forge.

      1.9 "Results Pages" means all Web pages displaying search results presented to end-users directly as a result of accessing the query mechanisms of the Inktomi Search Engine or indirectly through a cache controlled or influenced by Customer.

      1.10 "Results Set" means a set of results consisting of between zero and one hundred unique records presented (either directly from the Inktomi Search Engine or indirectly through a cache controlled or influenced by Customer) in response to a search query.

      1.11 "Search Engine" means computer software which crawls the Internet, downloads and analyzes text and other data, sorts and organizes the data, creates an index of accessible data, and, after receiving a particular search request (in the form of a word query), locates material accessible in the database, and presents the results of the search.

      1.10 "Search Pages" means all Web pages which enable end users of the Site to initiate and send search queries to the Inktomi Search Engine.

      1.11 "Inktomi Search Result Data" means the proprietary search result data (consisting of URLs, corresponding Web site descriptions, and corresponding numerical relevancy rankings among the individual search results provided by Inktomi) associated with specific queries that is provided by Inktomi to Customer for serving and display to end users of the Customer Services as part of the search results delivered in response to such end users' search queries.

      1.12 Microsoft Query Default State - [*]

      2. Provision of General Search Services; Site Implementation.

            2.1. General Search Services and Site Implementation. Subject to the terms and conditions of this Exhibit and the Agreement, Inktomi shall provide the General Search Services to Customer for use in the Site or in other Customer applications, such services to be provided in accordance with the functionality specifications, performance criteria and limitations specified on Attachment A to this Exhibit and Schedule 1 to the Agreement. Inktomi, at its own expense, shall provide all data transmission capacity (bandwidth), disk storage, server capacity and other hardware and software required to run the Inktomi Search Engine and maintain the Database. Customer, at its election and at its own expense, shall create one or more Interface(s) to the Inktomi Search Engine for the Site, and shall provide all disk storage, server capacity and other hardware and software required to run and maintain the Site and the Interface(s), and to serve advertisements on the Interface(s). Inktomi shall provide reasonable

* Certain information on this page has been omitted and filed separately with
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                                    AA1-2
assistance (through telephone, e-mail, the Web, or fax) to Customer during regular business hours regarding development of the Interface and integration of the same with the Inktomi Search Engine. Customer, at its own expense, shall provide all data transmission capacity (bandwidth) required to connect to and receive information from the Inktomi Search Engine. Customer may only utilize the General Search Services in conjunction with search services provided by Customer to end users of the Site[s] or as otherwise permitted in this Agreement. Customer may cache Results Sets and other information obtained from the Inktomi databases; provided, that if Customer wishes to begin such caching, Inktomi and Customer will first agree on appropriate Customer reporting requirements to ensure proper accounting of payments hereunder.

            2.2. Test Cluster. During the development period for the Interface, Customer shall only have access through the Inktomi Data Protocol to a non-production version of the Inktomi Search Engine (the "Test Cluster"). Upon completion of the Interface and all desired testing against the Test Cluster, Customer shall present the Interface to Inktomi for review and testing against the production version of the Inktomi Search Engine. Inktomi shall promptly notify Customer of any problems or issues discovered by Inktomi regarding the Interface. Once cleared by Inktomi, Inktomi shall provide access to Customer to the production version of the Inktomi Search Engine. Customer may run reasonable tests against the Test Cluster and the production version of the Inktomi Search Engine, provided however that Customer may not conduct any load testing (prior to commercial launch of its search service) without the prior consent of Inktomi. There shall no service fee payable by Customer for searches run against the Test Cluster. Additional test support requirements for routine and non-routine testing are itemized in Schedule 1 of the Agreement.

            2.3. Delivery of Materials. Promptly following execution of this Exhibit, Inktomi shall provide the Inktomi Data Protocol and the Interface Construction Tools to Customer, which Customer may use solely in strict compliance with the terms of Section 4.

            2.4. Technical Support. Inktomi, at its own expense, shall provide technical support services to Customer regarding the operation of the Inktomi Search Engine and the General Search Services. Such support services will be provided as set forth on Schedule 1 of the Agreement.

      3. Customer Obligations.

            3.1. Technical Support. Except as set forth in Section 2.4 and
Schedule 1 of the Agreement, Customer at its own expense shall provide all support including, without limitation, first level customer support services to end-users of the Site.

      4. Intellectual Property Licenses/Ownership.

            4.1. Inktomi Data Protocol. Inktomi grants to Customer a nontransferable, nonexclusive license during the Term (as defined below) to use the Inktomi Data Protocol and the Interface Construction Tools solely to create and maintain the Interface to the Inktomi Search Engine for the Site. The license granted hereunder shall include the right to use the Interface Construction Tools or to develop an Interface to the Inktomi Search Engine for use on the Sites.

            4.2. Interface. As between Inktomi and Customer, Inktomi acknowledges that Customer owns all right, title and interest, including without limitation all Intellectual Property Rights, in and to the Interface (except for any software licensed by third parties to Customer and except for editorial content regarding the use and functionality of the Inktomi Search Engine provided by Inktomi to


                                     AA1-3

Customer for incorporation into the Site, which content shall be and remain Inktomi Technology), and that Inktomi shall not acquire any right, title or interest in or to the Interface.

            4.3 Inktomi Search Results Data. As between Customer and Inktomi, Customer acknowledges and agrees that Inktomi owns all right, title and interest in and to the Inktomi Search Result Data, including without limitation any and all Intellectual Property Rights therein, and that Customer shall not acquire any right, title or interest in or to the Inktomi Search Result Data, except as expressly set forth in this Agreement. Inktomi hereby grants to Customer a worldwide, nontransferrable, nonsublicensable, nonexclusive license to use, reproduce, reformat, publicly perform, and publicly display the Inktomi Search Result Data for the limited purposes of (1) serving and displaying such Inktomi Search Result Data to end users of the Customer Services as part of the search results delivered in response to such end users' search queries, (2) for Customer's internal research and review and (3) in Customer's ad sales activities; and except as may be required to fulfill such limited purpose, Customer shall not use, reproduce, modify, adapt, prepare derivative works from, distribute, resell, provide or disclose to any third party any Inktomi Search Result Data, alone or in combination with other data, without the express prior written consent of Inktomi.

            4.4 Other Data. Any and all other data relating to or arising from use of the General Search Services ("Other Data") shall be owned by Customer, including any and all Intellectual Property Rights therein, and Inktomi shall not acquire any right, title or interest in or to such other data. Inktomi shall make no use of such other data except as expressly authorized in writing by Customer. Notwithstanding anything to the contrary, however, any data generated by operation of the Inktomi Search Engine in connection with the search services and collected by Inktomi may be used for internal research and review and marketing only and shall not be shared or otherwise disclosed to third parties in any manner except in aggregated form only.

      5. Payments.

            5.1. Service Fees. Customer shall pay Inktomi service fees for the General Search Services in the amount and on terms specified on Schedule 2 of the Agreement.

            5.2. Records. For purposes of fulfilling its obligations under this
Section 5.2, Customer shall keep complete and accurate records as set forth in
Section 5 of the Agreement.


                                     AA1-4

IN WITNESS WHEREOF, the parties have caused this Exhibit to the Agreement to be signed by their duly authorized representatives.

MICROSOFT CORPORATION                     INKTOMI CORPORATION

By:                                       By:
   ---------------------------------         ---------------------------------

Name:                                     Name:
     -------------------------------           -------------------------------

Title:                                    Title:
      ------------------------------            ------------------------------





                                     AA1-5

                                  ATTACHMENT A
                                       TO
                                   EXHIBIT A-1
                             GENERAL SEARCH SERVICES

Capitalized terms not otherwise defined in this Attachment shall have the meanings prescribed to them in the corresponding Exhibit to which this Attachment is attached or the Portal Services Agreement to which such Exhibit and Attachment are attached.

General Search Services

      Inktomi will use the Inktomi Search Engine and its own editorial discretion to crawl the Internet, download and analyze text and other data, sort and organize the data, create an index of accessible data, and, after receiving a particular search request from Customer's end user (in the form of a word query), locate material accessible in the General Search Database, and provide the results of the search to Customer for presentation to it's end user. Inktomi will serve end user search queries out of one or more of its search engine data centers at Inktomi's discretion provided these search engine data centers reflect Customer's AddURL submissions, meet the specifications and support levels provided for in this Agreement and include a dedicated communications link as currently exists. Should Inktomi in its discretion elect to serve end user queries out of one or more of such data center, the parties will, prior to such serving of end user queries, mutually agree upon a network connectivity solution. Notwithstanding, upon 30 days prior notice to Inktomi by Customer, Inktomi will serve end user search queries out of any its search engine data centers requested by Customer, provided that Inktomi has sufficient capacity in such data centers. The functionality specifications and performance criteria applicable to such General Search Services are as follows:

      General Search Services Functionality Specifications:

      Inktomi will operate the Inktomi Search Engine so as to enable end users of the Site to run queries against the General Search Database with the following functionality:

[*]


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                                     AA1-1

      [*]

      General Search Services Performance Criteria

      -     Size of Database        -     Minimum of [*] million documents will
                                          be available for all daily queries. In
                                          addition, Customer will have access to
                                          any other Inktomi databases on the
                                          same terms that Inktomi makes
                                          available to other customers pursuant
                                          to an agreement with Inktomi similar
                                          to Customer's Agreement for similar
                                          services as those described
                                          herein.

      -     General Search Database       The General Search Database will be
            Freshness                     updated a minimum of [*] times per
                                          year (approximately every [*] weeks,
                                          which may vary depending on
                                          operational circumstances) with a goal
                                          of [*] times per year. Other worldwide
                                          databases accessed by Customer will be
                                          updated with similar frequency (e.g.,
                                          the [*] database will be updated a
                                          minimum of [*] times per year or
                                          approximately every [*] weeks
                                          depending upon operational
                                          circumstances).

      -     Uptime/Downtime         -     Minimum [*]% uptime ([*]% downtime)
                                          over monthly windows with a goal of
                                          [*]% uptime. Downtime = any [*] minute
                                          period in which Inktomi Search Engine
                                          processes no requests.

      -     Query/Response Speed    -     For any two word query (Boolean And),
                                          the average time to return results to
                                          the Yukon client is no more than [*]
                                          seconds on average and is less than
                                          [*] second for [*]% of the queries.
                                          The average overall query response
                                          time goal shall be less than or equal
                                          to [*] milliseconds and the average
                                          maximum response time goal shall not
                                          exceed [*] milliseconds. The query
                                          response time goals shall be based
                                          upon the Microsoft Default Query
                                          State.


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
      -     Query Capacity                Inktomi will provision the General Web
                                          Search Service according to Customer's
                                          historic query volume growth rates,
                                          provided that Customer shall give
                                          Inktomi at least ninety (90) days
                                          advance notice of any forecasted
                                          increase in queries from one month to
                                          another that exceeds the prior month's
                                          queries by [*] ([*]) percent or
                                          more.

      AddURL Submissions functionality and performance criteria

      [*]



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the Commission. Confidential treatment has been requested with respect to the omitted portions.

      [*]


Production Schedule

      Customer will begin work on constructing the Interface, and Inktomi will begin work on tuning its Search Engine to provide the services set forth herein promptly upon execution of the Exhibit. Both parties will use commercially reasonable efforts so that the General Search Services are available to Customer for use in the Site within ninety (90) days following the Effective Date.

LINGUISTICS & INTERNATIONAL SUPPORT


[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]




CRAWL BREADTH PER INTERNATIONAL MARKET

[*]

* Certain information on this page has been omitted and filed separately, with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE 1
                                     TO THE
                            PORTAL SERVICES AGREEMENT

                             SUPPORT GUIDELINES FOR
                                 SEARCH SERVICES

1.    Definitions.

      (a) Hours of Operation. Inktomi will provide Customer with 7 x 24 support as set forth herein.

      (b) Problem. Any error, bug, or malfunction that makes any feature of the Inktomi Search Engine perform unpredictably or to otherwise become intermittently unavailable, or that causes the Inktomi Search Engine to have a material degradation in response time performance.

      (c) Severe Problem. Any error, bug, or malfunction that causes the Inktomi Search Engine to become inaccessible to Customer and its Site end users, or that causes any feature of the Inktomi Search Engine to become continuously unavailable.

      (d) Enhancement Request. A request by Customer to incorporate a new feature or enhance an existing feature of the Inktomi Search Engine.

      (e) Fix. A correction, fix, alteration or workaround that solves a Problem or a Severe Problem.

2.    Contact points.

      (a) Customer Technical Support Personnel. Customer will designate certain Customer employees and executive escalation personnel as qualified to contact Inktomi for technical support. Customer will designate a liaison for centralized project coordination purposes. Customer may change its designated Technical Support Personnel and executive escalation personnel at its discretion with reasonable notice to Inktomi.

      (b) Inktomi Technical Support Personnel. Inktomi will ensure that its Technical Support Personnel are adequately trained to provide technical support to Customer. Inktomi will designate a liaison for centralized project coordination purposes. Inktomi will provide Customer with a web interface or an email address (the "Support Address"), as well as an email pager address (the "Support Pager") for contacting the Inktomi Technical Support Personnel no later than one week prior to the Launch Date. Inktomi will also provide Customer with contact information for executive escalation personnel no later than one week prior to the Launch Date. Inktomi may change its designated Technical Support Personnel and executive escalation personnel at its discretion with reasonable notice to Customer.

3.    Support procedures.


                                      S1-1

      (a) All Problems reported by Customer Technical Support Personnel to Inktomi must be submitted via web site or email to the Support Address.

      (b) If Customer believes it is reporting a Severe Problem, Customer will accompany its email request with a page via the Support Pager.

      (c) Upon receiving a report from Customer, Inktomi will respond to the request and use reasonable commercial efforts to provide a Fix as described in the support table set forth below.

      (d) Inktomi will use commercially reasonable efforts to inform Customer Technical Support Personnel of Fixes.

4.    Support levels.

      (a) Customer will provide technical support to end users of the Sites who email or otherwise contact Customer directly with questions about the Sites. Customer will use its commercially reasonable efforts to Fix any Problems without escalation to Inktomi.

      (b) Inktomi will provide the following technical support solely to Customer Technical Support Personnel:

RECEIPT OF REQUEST   TYPE OF   TARGET RESPONSE     TARGET FIX TIME AND REPORTING
                     REQUEST   TIME FROM RECEIPT
[*]                  [*]       [*]                 [*]

[*]                  [*]       [*]                 [*]

[*]                  [*]       [*]                 [*]

      (c) In the event Inktomi does not respond to Customer within the target response time from email receipt set forth above, then Customer may contact the following Inktomi executive escalation personnel in order:

            Darryl Rosen           -              Liason

            Steve Crusenberry      -              Search Engine Technical
                                                  Operations

            Troy Toman             -              Director of Partner Services

            Dick Pierce            -              Vice President Marketing

            David Peter Schmidt    -              CEO

      (c) All problems reported by customer will be given a "fix by" date estimate by Inktomi as to when the problem will be resolved and deployed (if deployment is required).

      (d) Customer will be given access to the Inktomi problem tracking system and defect (bug) tracking system for all problems and bugs that affect Customer. These systems will be monitored by Inktomi [*].


* Certain information on this page has been omitted and filed separately with
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                                      S1-2

      (e) Inktomi and Exodus will monitor the search cluster and the leased line and will provide a status to Customer on demand. Inktomi will provide a mechanism that alerts the Customer (via a pager and email) within [*] seconds of any partial or complete outages.

      (f) Inktomi will notify Customer within [*] minutes (via an alert page and email) of the FTP Site, site search feed & crawl process, crawl reports, and other related processes becoming inoperable. Customer will use Inktomi web support tracking system to report problems with these services when discovered by Customer.

      (g) Inktomi will provide Customer with [*] hours advance notice of scheduled maintenance outage and will maintain published scheduled maintenance windows.

      (h) Inktomi will provide MS with [*]-hour turn-around in removing domains, which clone, spam, hijack or misappropriate MS URLs, with a goal of [*]-hour turn-around.

5.    Periodic Reviews and Upgrades

      (a) Inktomi will arrange and hold weekly status calls and quarterly operations reviews with Customer.

      (b) Customer will be given the opportunity to perform early review and provide comment on Inktomi's search roadmap.

      (c) Customer will be given access to Inktomi's detailed feature lists. Inktomi will make commercially reasonable efforts to work with Customer to launch new product releases, enhancements, and fixes of the Inktomi Technology with minimal disruption to Customer. Such efforts may include the review of proposed features, changes in search operations, and proposed test plans.

      (d) Inktomi will provide a minimum of [*] days notice to Customer of any upgrade or new release of the Services. Any change which could potentially impact the Customer's Site Search service must be approved by Customer prior to such change occurring except for critical bug fixes or activity required of Inktomi to meet its obligations under this Agreement.

6.    Test Support

      (a) Inktomi will provide test access to Customer for any new cluster or software that Inktomi plans to use for serving Customer's queries. Testing procedures will be mutually agreed to by the parties and will be designed to replicate expected traffic conditions. Customer will not incur any per query charges for performing these queries.

      (b) Customer may periodically run higher than normal load testing on standard search clusters during non-peak hours with Inktomi's prior consent. Specific test parameters, including load and timing, will be mutually agreed to by the parties on a per event basis. Customer will not incur any per query charges for performing these queries.

      (c) Routine test queries - Inktomi will permit Customer to run routine non-high load stress tests [*] against the main index at any time without prior approval. Customer will incur per query charges in the event these routine test queries exceed [*]% of total monthly queries.

      (d) Inktomi will provide Customer with a separate client ID to track test queries performed under 6 (a) and (b) above.

      (e) Customer may request engineering versions of search code which can be tested against the test search cluster.


* Certain information on this page has been omitted and filed separately with
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                                      S1-3

7.    General Reporting

      (a) Inktomi will provide weekly status reports that include information regarding crawl rates, service uptime, and operations problem summaries including time, duration, and description of problem.





                                      S1-4

                                   SCHEDULE 2
                                     TO THE
                            PORTAL SERVICES AGREEMENT

                                  SERVICE FEES

       1. Site Search Information Service Fee. Customer shall pay Inktomi a base information services fee of $[*] per year for provisioning of the Site Search Services as set forth in Exhibit A-2. For the first year under the Agreement, the base information services fee shall be paid as follows: twelve (12) equal monthly installments on the last day of each month. For subsequent years, the base information service fee shall be paid in equal monthly installments on the last day of each month.

       2. Supplementary Site Search Information Service Fee. In addition to the fees set forth above, Customer shall pay Inktomi a Supplementary Site Search Information Service Fee of $[*] annually for the failover solution provided as part of the Site Search Services as set forth in Exhibit A-2. For the first year under the Agreement, the base Supplemental Site Search Information Services Fee shall be paid as follows: twelve (12) equal monthly installments on the last day of each month. For subsequent years the Supplemental Site Search Information Services Fee shall be invoiced in equal monthly installments on the last day of each month.

       3. Site Search Capacity Expansion Fee. In addition to the fees set forth above, if Customer explicitly requests database capacity more than [*] Web pages for its Site Search Services, then Customer shall pay Inktomi a capacity expansion fee of $[*] per year for each additional [*] Web pages. The Capacity Expansion Fee shall be added to and paid as part of the Site Search Information Services Fee set forth above.

       4. Per Search Query Service Fee. In addition to the information service fees set forth above, Customer shall pay Inktomi monthly per-query service fees based on the total number of Results Sets served for General Search Services and Site Search Services on a monthly basis. These fees equal:

      (A) the total number of Results Sets served during the month divided by the total number of days in such month ("Average Daily Results Sets Served"),

      (B) multiplied and added in accordance with the following graduated schedule

            For the first [*] million Average Daily
              Results Sets Served                   $[*] per Results Sets Served

            For the next [*] million Average Daily
              Results Sets Served                   $[*] per Results Sets Served

            For any additional Average Daily
              Results Sets Served                   $[*] per Results Sets Served


      (C)   multiplied by the total number of days in such month.

      (D) multiplied by [*]% to reflect the [*]% test query volume specified in 6.(c) of Schedule 1 to the Portal Services Agreement.


* Certain information on this page has been omitted and filed separately with
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                                      S2-1

      3. All Services. The service fees set forth above are for General Search Services and Site Search Services provided by Inktomi as such Services are contemplated in the applicable Exhibit. If Inktomi and Customer mutually agree to modify any of the Services, additional charges may apply. Monthly service fees shall be paid within thirty (30) calendar days of receiving an invoice from Inktomi as provided in the Portal Service Agreement.

      The annual minimum Per Search Query Service Fees payable by Customer shall be $[*] in the first year of the Term, $[*] in the second year of the Term, and $[*] in the third year of the Term.

       4. Notwithstanding any other provision of this Agreement, Customer shall have no obligation to use the Services, or to limit the frequency or number of search results on any given Web page in the Site[s]. Inktomi acknowledges and agrees that it is not entitled to any share in any revenue derived by Customer from the Site[s], regardless of how derived, and that except as may be expressly provided otherwise in this Agreement (or by subsequent mutual agreement of the parties) the service fees payable (if any) under this Schedule will be the only payments required to be made to Inktomi for or in consideration of the rights granted to Customer hereunder, the Services and all results and proceeds thereof. Nothing in this Agreement will be construed as restricting Customer's ability to acquire, license, develop, manufacture, use or distribute for itself, or have others acquire, license, develop, manufacture, use or distribute for, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market, use and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.


* Certain information on this page has been omitted and filed separately with
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omitted portions.

                                      S2-2

                                   EXHIBIT A-2
                                     TO THE
                            PORTAL SERVICES AGREEMENT
                              SITE SEARCH SERVICES

This Exhibit to the Portal Services Agreement (this "Exhibit"), in conjunction with the terms of the Portal Services Agreement (the "Agreement") shall constitute the terms and conditions pursuant to which Inktomi shall provide Site Search Services to the Site set forth above:

      1. Definitions. In addition to any terms defined in this Exhibit, the following terms shall have the meanings set forth below. Any other terms not otherwise defined in this Exhibit shall have the meanings prescribed to them in the Agreement.

            1.1. "Inktomi Data Protocol" means the written specification on how an Interface communicates and interacts with the Inktomi Search Engine.

            1.2. "Inktomi Search Engine" means Inktomi's current Search Engine as of the Effective Date. The Inktomi Search Engine does not and will not include features, options and modules developed and customized specifically for third parties and provided to such third parties on an exclusive basis, or features, options, modules and future products which Inktomi licenses or provides separately; however, the Inktomi Search Engine will include all upgrades, updates, successor versions, replacement versions and new releases which Inktomi makes generally available at no additional fees.

            1.3. "Inktomi Technology" means the Inktomi Search Engine, the Inktomi Data Protocol, the Interface Construction Tools and all other computer software, technology and/or documentation which is supplied by Inktomi for use in or in connection with delivery of the Site Search Service, including without limitation all source code and object code therefor and all algorithms, ideas and Intellectual Property Rights therein, including upgrades, updates, successor versions, replacement versions and new releases thereto.

            1.4. "Interface" means the editorial and graphical content and design of the Web pages served to end users of the Site, including without limitation all Search Pages, Results Pages, instruction pages, frequently asked questions pages and any Site end user terms and guidelines.

            1.5. "Interface Construction Tools" means all software tools, if any, in object code form, provided by Inktomi to assist Customer to build the Interface to the Inktomi Search Engine, including without limitation Inktomi's application server currently known as Forge.

            1.6. "Site Content Database" is a database maintained as part of the Site Search Services described on Attachment A to this Exhibit.

            1.7. "Site Search Services" means the Internet Search Engine services and related support services to be provided by Inktomi for Customer under this Exhibit, as more fully described on Attachment A to this Exhibit and
Schedule 1 to the Agreement.



                                      A2-1

            1.8. "Results Pages" means all Web pages displaying search results presented to end-users directly as a result of accessing the query mechanisms of the Inktomi Search Engine or indirectly through a cache controlled or influenced by Customer.

            1.9 "Results Set" means a set of results consisting of between zero and one hundred unique records presented (either directly from the Inktomi Search Engine or indirectly through a cache controlled or influenced by Customer) in response to a search query.

            1.10 "Search Engine" means computer software which crawls the Internet, downloads and analyzes text and other data, sorts and organizes the data, creates an index of accessible data, and, after receiving a particular search request (in the form of a word query), locates material accessible in the database, and presents the results of the search.

            1.10 "Search Pages" means all Web pages which enable end users of the Site to initiate and send search queries to the Inktomi Search Engine.

            1.11 "Inktomi Search Result Data" means the proprietary search result data (consisting of URLs, corresponding Web site descriptions, and corresponding numerical relevancy rankings among the individual search results provided by Inktomi) associated with specific queries that is provided by Inktomi to Customer for serving and display to end users of the Customer Services as part of the search results delivered in response to such end users' search queries.

            1.12 Microsoft Query Default State - [*]

      2. Provision of Site Search Services; Site Implementation.

            2.1. Site Search Services and Site Implementation. Subject to the terms and conditions of this Exhibit and the Agreement, Inktomi shall provide the Site Search Services to Customer for use in the Site or in other Customer applications, such services to be provided in accordance with the functionality specifications and performance criteria specified on Attachment A to this Exhibit and Schedule 1 to the Agreement. Inktomi, at its own expense, shall provide all data transmission capacity (bandwidth), disk storage, server capacity and other hardware and software required to run the Inktomi Search Engine and maintain the Site Content Database. Customer, at its election and at its own expense, shall create one or more Interface(s) to the Inktomi Search Engine for the Site, and shall provide all disk storage, server capacity and other hardware and software required to run and maintain the Site and the Interface(s), and to serve advertisements on the Interface(s). Inktomi shall provide reasonable assistance (through telephone, e-mail, the Web, or fax) to Customer during regular business hours regarding development of the Interface and integration of the same with the Inktomi Search Engine. Customer, at its own expense, shall provide all data transmission capacity (bandwidth) required to connect to and receive information from the Inktomi Search Engine. Customer may only utilize the Site Search Services


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      A2-2
in conjunction with search services provided by Customer to end users of the Site[s] or as otherwise permitted in this Agreement. Customer may cache Results Sets and other information obtained from the Inktomi databases; provided, that if Customer wishes to begin such caching, Inktomi and Customer will first agree on appropriate Customer reporting requirements to ensure proper accounting of payments hereunder.

            2.2. Test Cluster. During the development period for the Interface, Customer shall only have access through the Inktomi Data Protocol to a non-production version of the Inktomi Search Engine (the "Test Cluster"). Upon completion of the Interface and all desired testing against the Test Cluster, Customer shall present the Interface to Inktomi for review and testing against the production version of the Inktomi Search Engine. Inktomi shall promptly notify Customer of any problems or issues discovered by Inktomi regarding the Interface. Once cleared by Inktomi, Inktomi shall provide access to Customer to the production version of the Inktomi Search Engine. Customer may run reasonable tests against the Test Cluster and the production version of the Inktomi Search Engine, provided however that Customer may not conduct any load testing (prior to commercial launch of its search service) without the prior consent of Inktomi. There shall no service fee payable by Customer for searches run against the Test Cluster. Additional test support requirements for routine and non-routine testing are itemized in Schedule 1 of the Agreement.

            2.3. Delivery of Materials. Promptly following execution of this Exhibit, Inktomi shall provide the Inktomi Data Protocol and the Interface Construction Tools to Customer, which Customer may use solely in strict compliance with the terms of Section 4.

            2.4. Technical Support. Inktomi, at its own expense, shall provide technical support services to Customer regarding the operation of the Inktomi Search Engine and Site Search Services. Such support services will be provided as set forth on Schedule 1 of the Agreement.

      3. Customer Obligations.

            3.1. Technical Support. Except as set forth in Section 2.4 and
Schedule 1 of the Agreement, Customer at its own expense shall provide all support including, without limitation, first level customer support services to end-users of the Site.


      4. Intellectual Property Licenses/Ownership.

            4.1. Inktomi Data Protocol. Inktomi grants to Customer a nontransferable, nonexclusive license during the Term (as defined below) to use the Inktomi Data Protocol and the Interface Construction Tools solely to create and maintain the Interface to the Inktomi Search Engine for the Site. The license granted hereunder shall include the right to use the Interface Construction Tools or to develop an Interface to the Inktomi Search Engine for use on the Sites.

            4.2. Interface. As between Inktomi and Customer, Inktomi acknowledges that Customer owns all right, title and interest, including without limitation all Intellectual Property Rights, in and to the Interface (except for any software licensed by third parties to Customer and except for editorial content regarding the use and functionality of the Inktomi Search Engine provided by Inktomi to Customer for incorporation into the Site, which content shall be and remain Inktomi Technology), and that Inktomi shall not acquire any right, title or interest in or to the Interface.



                                      A2-3

            4.3 Inktomi Search Results Data. As between Customer and Inktomi, to the extent that the Inktomi Search Results Data consists of Microsoft URLs entirely, Inktomi acknowledges and agrees that Customer owns all right, title and interest in and to the Inktomi Search Result Data and any and all other data relating to or arising from use of the Site Search Services ("Other Data"), including without limitation any and all Intellectual Property Rights therein, and that Inktomi shall not acquire any right, title or interest in or to the Inktomi Search Result Data, except as expressly set forth in this Agreement. Except as may be required to fulfill the purpose of processing search queries and serving and displaying search results, Inktomi shall not use, reproduce, modify, adapt, prepare derivative works from, distribute, resell, provide or disclose to any third party any Inktomi Search Result Data or any Other Data, alone or in combination with other data, without the express prior written consent of Customer. As between Customer and Inktomi, to the extent that that the Inktomi Search Results Data consists in part or all of non-Microsoft URLs, Customer acknowledges and agrees that Inktomi owns all right, title and interest in and to the Inktomi Search Result Data, including without limitation any and all Intellectual Property Rights therein, and that Customer shall not acquire any right, title or interest in or to the Inktomi Search Result Data, except as expressly set forth in this Agreement, except that Inktomi hereby grants to Customer a worldwide, nontransferrable, nonsublicensable, nonexclusive license to use, reproduce, reformat, publicly perform, and publicly display such data for the limited purposes of (1) serving and displaying such data to end users of the Customer Services as part of the search results delivered in response to such end users' search queries, (2) for Customer's internal research and review and (3) in Customer's ad sales activities. Notwithstanding anything to the contrary, however, any data generated by operation of the Inktomi Search Engine in connection with the search services and collected by Inktomi may be used for internal research and review and marketing only and shall not be shared or otherwise disclosed to third parties in any manner except in aggregated form only.

      5. Payments.

            5.1. Service Fees. Customer shall pay Inktomi service fees for the Site Search Services in the amount and on terms specified on Schedule 2 of the Agreement.

            5.2 Records. For purposes of fulfilling its obligations under this
Section 5.2, Customer shall keep complete and accurate records as set forth in
Section 5 of the Agreement.


      IN WITNESS WHEREOF, the parties have caused this Exhibit to the Agreement to be signed by their duly authorized representatives.

MICROSOFT CORPORATION                     INKTOMI CORPORATION

By:                                       By:
   ---------------------------------         ---------------------------------

Name:                                     Name:
     -------------------------------           -------------------------------

Title:                                    Title:
      ------------------------------            ------------------------------



                                      A2-4

                                  ATTACHMENT A
                                       TO
                                   EXHIBIT A-2
                              SITE SEARCH SERVICES

Site Search Services:

      Inktomi will use the Inktomi Search Engine to crawl or otherwise access the Site Content Databases, download and analyze text and other data, sort and organize the data, create an index of accessible data, and, after receiving a particular search request from an end user (in the form of a word query), locate material accessible in the Site Content Database and present the results of the search to the end user. The functionality and performance criteria applicable to such services are as follows:

      1. Site Content Database Capacity. Inktomi will provision sufficient hardware, software and other equipment that can provide query access to a Site Content Database containing up to [*] Web pages. Customer may request additional database capacity (i.e. query access to a Site Content Database containing more Web pages), provided however that Customer shall pay the Capacity Expansion Fee set forth on Schedule 2. Inktomi will upgrade capacity within thirty (30) days of notification by Customer.

      2. Crawling and Indexing. Inktomi will use reasonable commercial efforts to crawl or otherwise access and index up to [*] new and updated pages per hour associated with the Site Content Databases. The Web pages included in the Site Content Database shall be compiled by crawling URL lists to be added, deleted or updated provided by Customer. The URL list will follow the URL List File Format below. Inktomi will provide the same level of service for URLs to be deleted as for URLs to be added. Specific requirements shall be as set forth below. Such requirements may change from time to time upon mutual agreement of the parties.

            a. [*]


            b. [*]


            c. [*]


            d. File Types

                  [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     AA2-1

            e. [*]

            f. [*]


            g. [*]

      3. Queries. Inktomi will provision sufficient hardware, software and other equipment to service up to [*] queries per day from Customer. Specific query functionality shall be as set forth below.

            [*]


      4. Uptime/Downtime. The Inktomi Search Engine running the Site Search Services will have a minimum uptime operation of [*]% (downtime of [*]%) over monthly windows with a goal of


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     AA2-2

[*]% uptime. Downtime shall mean any one minute interval in which the Inktomi Search Engine is unable to process search requests.

      5. Response Time. For any two word query (Boolean And) and additionally restricted by DOMAIN:<site>, the average time to return results to the Yukon client is no more than [*] seconds on average and is less than [*] second for [*]% of the queries. The average overall query response time goal shall be less than or equal to [*] milliseconds and the average maximum response time goal shall not exceed [*] milliseconds. The query response time goals shall be based upon the Microsoft Default Query State.

      6. Document Tagging. Microsoft will send Inktomi on a weekly basis a list of URLs to be "tagged" allowing these URLs to be found when searching on specific attributes. Specific requirement for this have been outlined by Inktomi in their [*].

            [*]



            Additional requirements are as follows:

            [*]

                  [*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




                                     AA2-3

                  [*]


      7. Reports

      [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





                                     AA2-4

Production Schedule

      Customer will begin work on constructing the Interface and identifying the Site Content Database and the URL List, and Inktomi will begin work on tuning its Search Engine to provide the services set forth herein promptly upon execution of this Agreement. Both parties will use commercially reasonable efforts so that the Site Search Services are available to Customer for use in the Site are available within ninety (90) days following the Effective Date.







                                     AA2-5

                                  AMENDMENT ONE
                                     TO THE
                            PORTAL SERVICES AGREEMENT
                                     BETWEEN
                         INKTOMI CORPORATION ("INKTOMI")
                                       AND
                       MICROSOFT CORPORATION ("CUSTOMER")

      WHEREAS Inktomi and Customer entered into the Portal Services Agreement dated effective October 28, 1999 and any Exhibits, Attachments, and Schedules thereto ("the Agreement");

      WHEREAS Inktomi and Customer desire to amend and clarify the Agreement;

      NOW, THEREFORE, Inktomi and Customer agree to the following with respect to the Agreement:


      1) Delete Section 4(B) of Schedule 2 and replace with the following:

      "(B) multiplied and added m accordance with the following graduated schedule

      For the first *
         Average Daily Results Sets Served      $* per Results Sets Served
      For the next *
         Average Daily Results Sets Served      $* per Results Sets Served
      For the next *
         Average Daily Results Sets Served      $* per Results Sets Served
      For the next * and all subsequent
         Average Daily Results Sets Served      $* per Results Sets Served"

      2) Except as provided above, the terms and conditions of the Agreement remain unchanged.

      IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly executed, effective as of this 1st day of June, 2000.

INKTOMI CORPORATION                       MICROSOFT CORPORATION

By: /s/ David Ponzini                     By: /s/ Bill Bliss
    --------------------------------          --------------------------------

Name: David Ponzini                       Name: Bill Bliss
      ------------------------------            ------------------------------

Title: Director of Finance                Title: General Manager - MSN Search
       -----------------------------             -----------------------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

                              AMENDMENT NUMBER TWO
                                     TO THE
                            PORTAL SERVICES AGREEMENT
                                     BETWEEN
                              MICROSOFT CORPORATION
                                       AND
                               INKTOMI CORPORATION

      This document (the "Amendment Two") shall serve to amend the Portal Services Agreement and any Exhibits, Attachments, Addenda, or Schedules thereto (the "Agreement") between Microsoft Corporation ("Customer") and Inktomi Corporation ("Inktomi") dated October 28, 1999 (the "Agreement"),

                                    RECITALS

      WHEREAS, Customer and Inktomi desire to amend and clarify the Agreement so as to enable Customer to display certain Inktomi URLs on the Customer Site;

      NOW, THEREFORE, Customer and Inktomi agree to amend the Agreement as follows:

      1. The following definitions are added to Section 1 of the Agreement:

            (a) "Monetized URL" means all URLs supplied to Inktomi by an Inktomi Paid Inclusion Customer. Such URLs shall pertain to web sites that are publicly available through the Internet and shall have a cost-per-Click Through revenue opportunity for Customer.

            (b) "Inktomi Paid Inclusion Customer" means an Inktomi customer whose URLs are included in the web search results served by Inktomi.

            (c) "Paid Inclusion Display" means the display of Monetized URLs by Inktomi on Customer Site.

            (d) "Redirect URL" means the URL supplied by Inktomi to Customer to track click-through traffic.

            (e) "Paid Inclusion Program" means that program provided by Inktomi to Inktomi Paid Inclusion Customers which gives such customers the opportunity to display their URLs on the Customer Site for which Inktomi shall receive per Click Through revenue, a portion of which Inktomi shall remit to Customer pursuant to this Amendment.

            (f) "Click Through" means an instance in which a third party Internet user navigates to a page of the Inktomi Paid Inclusion Customer's site by clicking on a Monetized URL on the Customer Site.

            (g) "Revenue" shall mean gross revenue due to Inktomi from Inktomi Paid Inclusion Customers from Click Throughs.

      2. The parties acknowledge and agree that Inktomi may be permitted to display Monetized URLs on the Customer Site in the manner described on Exhibit
B. Customer may, but is not obligated to, display Inktomi's Monetized URLs on The Customer Site. This amendment is for the Customer U.S. Site and Customer international markets as defined by Customer.

      3. The following provisions are added to Schedule 2 of the Agreement:

            (a) Paid Inclusion Program Fees. Inktomi shall pay Customer revenue from Click Throughs in accordance with Exhibit B, which is hereby added and incorporated into the Agreement.

      4. The Inktomi warranties specified in Section 4.1 and the Inktomi indemnification obligations specified in Section 7.1 of the Agreement shall apply to the Inktomi Paid Inclusion Products.

      5. The Term of this Amendment shall be for the duration of the Agreement or until the Agreement is otherwise terminated. Customer may (i) terminate this Amendment at any time, without cause, upon sixty (60) days written notice to Inktomi; or (ii) terminate this Amendment at any time, for legal or Public Relations concern, upon five (5) days prior written notice to Inktomi.

      Other than the changes above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

      The effective date of this Amendment shall be the later of the two signature dates below.

MICROSOFT CORPORATION                     INKTOMI CORPORATION

By: /s/ John Krass                        By: /s/ David Ponzini
    --------------------------------          --------------------------------

Name: John Krass                          Name: David Ponzini
      ------------------------------            ------------------------------

Title: MSN Search - Business Manager      Title: Director of Finance
       -----------------------------             -----------------------------

Date: 1/17/01                             Date: 1/17/01
      ------------------------------            ------------------------------

                                    EXHIBIT B

      1. CUSTOMER'S OBLIGATIONS

            1.1 If Customer chooses to display Monetized URLs on the Customer Site, Customer shall control the manner to which such URLs are displayed, including any placement (weighting or boosting) of such. If the ranking algorithm used by Inktomi includes a factor for the URL being "monetized," then Customer shall have the ability to control such ranking algorithm, including the ability to change such or turn it off.

            1.2 Customer shall use the Redirect URL in conjunction with all Monetized URLs.

      2. INKTOMI OBLIGATIONS

            2.1 Inktomi shall provide to Customer a display Monetized URL (which is the destination URL seen by the end user) and a Redirect URL (which directs the end user through an Inktomi tracking server and then to the displayed URL) in a format acceptable to Customer.

            2.2 Subject to applicable laws, regulations, and other authorizations, Inktomi shall provide Customer with statistical information for the period in which a Monetized URL was displayed on Customer Site, in a format acceptable to customer.

            2.3 Inktomi is solely responsible for all sales, marketing, billing and client support of the Inktomi Paid Inclusion Program.

            2.4 Upon Customer's request, within three (3) days Inktomi shall remove all Monetized URLs and Redirect URLs from the search results Inktomi delivers to Customer for publication on the Customer Site.

            2.5 Inktomi shall not use Customer's trademarks or logos on any materials or data, either prepared by Inktomi or any third parties, without the prior approval of Customer.

            2.6 Inktomi shall provide Inktomi Paid Inclusion Customers with Paid Inclusion Program aggregate data only. Inktomi shall not provide Inktomi Paid Inclusion Customers with Paid Inclusion Program specific data (i.e. Inktomi shall provide number of Click Throughs per customer link on a whole counting all Inktomi Paid Inclusion Program Customers, but shall not provide the number of Click Throughs specifically coming from Customer).

            2.7 In the event that Inktomi's Redirect URL service is down, Inktomi will modify its Results in such a way that the outage is transparent to Customer and Customer's users within fifteen (15) minutes of the outage by modifying the URLs to be non-redirected URLs.

      3. FEES

            3.1 Each quarter, Inktomi will provide Customer with a reporting on the number of Click Throughs for that quarter in a format acceptable to Customer.

            3.2 Each quarter, Inktomi shall pay Customer: (i) * per cent (*%) of booked gross Revenue, up to $*; and (ii) * percent (*%) of booked gross Revenue over $*. Payments shall be due within thirty (30) days of the end of each quarter.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

                             AMENDMENT NUMBER THREE
                                     TO THE
                            PORTAL SERVICES AGREEMENT
                                     BETWEEN
                              MICROSOFT CORPORATION
                                       AND
                               INKTOMI CORPORATION

      This Amendment Number Three ("Amendment Three") amends that certain Portal Services Agreement and any exhibits, attachments, addenda, and schedules thereto, between Microsoft Corporation ("Customer") and Inktomi Corporation ("Inktomi") dated as of October 28, 1999 (the "Agreement").

                                    RECITALS

      WHEREAS, Customer and Inktomi desire to amend the Agreement in order to revise pricing models and service fees for certain Services to be provided by Inktomi to Customer thereunder;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties hereto, Customer and Inktomi agree to amend the Agreement as follows

                                    AMENDMENT

1. All capitalized terms used and not otherwise defined herein, shall have the meaning given to such terms in the Agreement.

2.    Delete Section 4(B) of Schedule 2 and replace with the following.

      "(B) multiplied and added in accordance with the following graduated schedule

      For The first * Average Daily
            Results Sets Served                    $* per Results Sets Served
      For the next * Average Daily
            Results Sets Served                    $* per Results Sets Served
      For the next * Average Daily
            Results Sets Served                    $* per Results Sets Served
      For the next * Average Daily
            Results Sets Served                    $* per Results Sets Served
      For the next * Average Daily
            Results Sets Served                    $* per Results Sets Served
      For all subsequent Average Daily
            Results Sets Served over *             $* per Results Sets Served"

3. Customer and Inktomi further agree that the Site Search Information Service Fee, described in Section 1 of Schedule 2 to the Agreement, the Supplementary Site Search Information


* Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

      Service Fee, described in Section 2 of Schedule 2 of the Agreement, and the Site Search Capacity Expansion Fee, described in Section 3 of Schedule 2 of the Agreement, shall each be reduced to [*].

4. Customer shall have the option of receiving news content and search services through Inktomi's "Moreover News Feed" service (the "Moreover News Feed Service"), or such other successor service as Inktomi may provide from time to time. In the event Customer elects to receive the Moreover News Feed Service, Customer shall so notify Inktomi in writing. [*]

5. With the exception of the modifications above, the terms and conditions of the agreement shall remain unchanged and in full force and effect.

6. The effective date of this Amendment Three (the "Effective Date") shall be May 1, 2001.

      IN WITNESS WHEREOF, Customer and Inktomi have caused their respective duly authorized representatives to execute this Amendment Three as of the Effective Date.

MICROSOFT CORPORATION                     INKTOMI CORPORATION

By: /s/ Bill Bliss                        By: /s/ David Ponzini
    --------------------------------          ----------------------------------

Name: Bill Bliss                          Name: David Ponzini
      ------------------------------            --------------------------------

Title: General Manager - MSN Search       Title: VP, Finance
       -----------------------------             -------------------------------

Date:  5/01/01                            Date: 5/21/01
      ------------------------------            --------------------------------


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

                                 AMENDMENT FOUR
                                       TO
                            PORTAL SERVICES AGREEMENT
                                 BY AND BETWEEN
                               INKTOMI CORPORATION
                                       AND
                              MICROSOFT CORPORATION

      THIS AMENDMENT FOUR TO PORTAL SERVICES AGREEMENT (this "Amendment") is made and entered into as of this 13th day of June, 2001 (the "Effective Date") by and between Inktomi Corporation, a Delaware corporation, with its principal place of business located at 4100 East Third Avenue, Foster City, California 94404 ("Inktomi") and Microsoft Corporation, a Washington corporation with its principal place of business located at One Microsoft Way, Redmond, Washington, 98052 ("Customer").

                                    RECITALS

A. Customer and Inktomi made and entered into that certain Portal Services Agreement dated as of October 28, 1999, as amended from time to time (the "Agreement").

B. Customer and Inktomi wish to amend the Agreement to allow for the provision of additional services and to memorialize the parties understandings respecting fees and charges applicable for such services, all as set forth in this Amendment.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and for such other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, Customer and Inktomi do hereby amend the Agreement as follows.

1. Definitions. All capitalized terms, not otherwise defined herein, shall have the meaning given to such terms in the Agreement.

2.    Additional Language Support.


      2.1 Additional Language Support. That portion of Amendment A to Exhibit A-1 of the Agreement, entitled "LINGUISTICS & INTERNATIONAL SUPPORT"`, shall be deleted in its entirety and replaced with the following:

            *


*Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

      2.2   [*]

3. Fees, Charges and Other Compensation. Customer shall pay for the additional services and language support set forth in this Amendment pursuant to the terms, and subject to the conditions, of Schedule 2 of the Agreement, as amended by that certain Amendment Number Three to the Agreement, made and entered into try and between Inktomi and Customer, with an effective date of May 1, 2003.

4.    Miscellaneous.

      4.1 Complete Understanding. This Agreement, including all Exhibits or attachments attached hereto, which are hereby incorporated herein by this reference, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement. A facsimile of a signed copy of this Amendment received from either party may be relied upon as an original.

      4.2 No Other Modifications. Except as expressly modified pursuant to this Amendment, all the provisions of the Agreement remain in full force and effect. No other modification, amendment or waiver of any provision of the Agreement shall be effective unless in writing and signed by an officer of Inktomi and an authorized representative of Customer.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

      IN WITNESS WHEREOF, Customer and Inktomi have caused their respective duly authorized representatives to execute this Amendment as of the Effective Date.

MICROSOFT CORPORATION                     INKTOMI CORPORATION



By: /s/ Bill Bliss                        By: /s/ David Ponzini
    --------------------------------          ----------------------------------

Name: Bill Bliss                          Name: David Ponzini
      ------------------------------            --------------------------------

Title: General Manager                    Title: VP, Finance
       -----------------------------             -------------------------------

Date: 6-13-01                             Date: 6-10-01
      ------------------------------            --------------------------------

                                    EXHIBIT C
                                       TO
                         INFORMATION SERVICES AGREEMENT

Chinese Search Services

      Inktomi shall use the Inktomi Search Engine: at its own editorial discretion to crawl the Internet, download and analyze text and other data, sort and organize the data, create an index of accessible data, and, after receiving a particular search request from an end user (in the form of a word query), locate material accessible in the Inktomi Chinese Search Database, and present the results of the search to the end user through Customer's Asian Site(s). Inktomi shall serve the end user search queries out of one (1) or more of its search engine data centers at Inktomi's discretion. The functionality specifications and performance criteria applicable to such service:, are as follows:

      Functionality Specifications:

      Inktomi shall operate the Inktomi Search Engine so as to enable end users of the Site to run queries against the Chinese Search Database with the following functionality:

      *


      Chinese Search Performance Criteria:

      - Size of Database - Minimum of at least * documents in the Chinese index.

      - Database Freshness - Objective is a crawl every thirty days for documents in .cn, .hk, and .tw domains, as wall as documents in traditional and simplified Chinese. Freshness may vary depending upon operational circumstances.

      - Uptime/Downtime - Minimum *% uptime (*% downtime) over monthly windows with a goal of *% uptime. Downtime = any * minute period in which Inktomi Search Engine processes no requests.

      -     Query/Response Speed - Average speed * milliseconds.



*Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

      - Additional Criteria not expressly mentioned above - Adherence to SLA in current Customer Agreement.

      Production Schedule

      Both Parties shall use commercially reasonable efforts so that the Chinese Search Services are available to Customer far use in Customer's Asian Site(s) within thirty (30) days following the Effective Date of this Amendment.

                              AMENDMENT NUMBER FIVE
                                     TO THE
                            PORTAL SERVICES AGREEMENT
                                     BETWEEN
                              MICROSOFT CORPORATION
                                       AND
                               INKTOMI CORPORATION

      This Amendment Number Five To Portal Services Agreement ("Amendment Number Five") is made and entered into by and between Microsoft Corporation, a Washington corporation with its principal place of business located at One Microsoft Way, Redmond, Washington 98052 ("Customer") and Inktomi Corporation, a Delaware corporation with its principal place of business located at 4100 East Third Avenue, Foster City, California 94404 ("Inktomi") as of this ___ day of February, 2002 ("Amendment Effective Date").

                                    RECITALS

      WHEREAS, Customer and Inktomi desire to amend that certain Portal Services Agreement, made and entered into by and between Inktomi and Customer, dated as of October 28, 1999, as amended from time to time, (the "Agreement"), so as to revise pricing models and service fees for certain Services to be provided by Inktomi to Customer thereunder;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, Customer and Inktomi agree to amend the Agreement as follows:

                                    AMENDMENT

1. All capitalized terms used and not otherwise defined herein, shall have the meaning given to such terms in the Agreement.

2. Section 4(B) of Schedule 2 is deleted in its entirety and replaced with the following:

      (B) multiplied and added in accordance with the following graduated schedule

      For the first  *  Average Daily Results                $ *  per Results
            Sets Served                                      Sets Served

      For the next  *  Average Daily Results Sets            $ *  per Results
            Served                                           Sets Served

      For the next  *  Average Daily Results Sets            $ *  per Results
            Served                                           Sets Served

      For the next  *  Average Daily Results Sets            $ *  per Results
            Served                                           Sets Served

      For the next  *  Average Daily Results Sets            $ *  per Results
            Served                                           Sets Served

      For all subsequent Average Daily Results Sets Served   $ *  per Results
            over  *                                          Sets Served




* Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

3. Except as expressly modified by this Amendment Five, the terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Amendment Five on their behalf as of the Amendment Effective Date.

MICROSOFT CORPORATION                     INKTOMI CORPORATION

By: /s/ Bill Bliss                        By: /s/ Vishal Makhijani
    --------------------------------          ----------------------------------

Name: Bill Bliss                          Name: Vishal Makhijani
      ------------------------------            --------------------------------

Title: General Manager                    Title: Director, GM Search
       -----------------------------             -------------------------------

Date: 5 March 2002                        Date: March 8, 2002
      ------------------------------            --------------------------------


                                                                   Page 2 of 3
                                                                   Confidential

                                 AMENDMENT NO. 6
               Effective Date of Amendment No. 6: October 1, 2002

This AMENDMENT NO. 6 ("Amendment No. 6") to that certain Portal Services Agreement dated effective as of October 28, 1999 (the "Agreement"), by and between INKTOMI CORPORATION, a Delaware corporation ("Inktomi"), and MICROSOFT CORPORATION, a Washington corporation ("Customer").

                                    RECITALS

The parties desire to amend the Agreement on the terms and conditions provided herein; and

The parties hereby agree as follows:

                                    AMENDMENT

1.    The term will be extended to January 31, 2003

2. Schedule 2, Section 4(B) will be deleted in its entirety and replaced with the following:

      (B) multiplied and added in accordance with the following graduated schedule

                     TIERS
          (AVERAGE DAILY RESULTS SETS         PRICE PER 1000 AVERAGE
           SERVED PER CALENDAR MONTH)        DAILY RESULTS SETS SERVED
           --------------------------        -------------------------
       For Average Daily Results Sets                   *
       *

       For Average Daily Results Sets                   *
       *

       For Average Daily Results Sets                   *
       *

3. Schedule 2, Exhibit B, Section 3.2 will be deleted in its entirety and replaced with the following:

      Each quarter, Inktomi shall pay Customer: (i) * of booked gross Revenue up to *; and (ii) * of all booked gross Revenue over *. Payments shall be due within thirty (30) days of the end of each quarter.

Defined terms herein have the same meaning as set forth in the Agreement, except as otherwise provided.

This Amendment No. 6 amends, modifies and supersedes to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this Amendment No. 6, the Agreement remains in full force and effect.




                                             INKTOMI - MICROSOFT AMENDMENT NO. 6
                                                       PORTAL SERVICES AGREEMENT

                                                       CONFIDENTIAL

* Certain information on this page has been omitted and filed separately with the Commission. Confidential Treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 6 as of the Amendment No. 6 Effective Date set forth above. All signed copies of this Amendment No. 6 are deemed originals. This Amendment No. 6 does not constitute an offer by either party. This Amendment No. 6 is effective upon execution on behalf of Company and Microsoft by their duly authorized representatives.

INKTOMI CORPORATION                       MICROSOFT CORPORATION
4100 E. Third Ave, Mail Stop FC2-5        One Microsoft Way
Foster City, CA 94404                     Redmond WA 98052-6399


/s/ Vishal Makhijani                      By: /s/ John Krass
------------------------------------          ----------------------------------
(Sign)                                    (Sign)

Vishal Makhijani                          John Krass
------------------------------------      --------------------------------------
Name (Print)                              Name (Print)

GM + VP, Web Search
------------------------------------      --------------------------------------
Title                                     Title




                                                                     Page 2 of 3

                                             INKTOMI - MICROSOFT AMENDMENT NO. 6
                                                       PORTAL SERVICES AGREEMENT

                                                       CONFIDENTIAL

                                 AMENDMENT NO. 7
              EFFECTIVE DATE OF AMENDMENT NO. 7: DECEMBER 10, 2002

This AMENDMENT NO. 7 ("Amendment No. 7") to that certain Portal Services Agreement dated effective as of October 28, 1999 (the "Agreement"), by and between INKTOMI CORPORATION, a Delaware corporation ("Inktomi"), and MICROSOFT CORPORATION, a Washington corporation ("Customer").

                                    RECITALS

The parties desire to amend the Agreement on the terms and conditions provided herein; and

The parties hereby agree as follows:

                                    AMENDMENT

1.    Section 7.1 will be modified as follows (amendments in italics):

            7.1 By Inktomi. Inktomi shall, at its expense and Customer's request, defend any third party claim or action brought against Customer, and Customer's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, which, (a) if true, would constitute a breach of any warranty, representation or covenant made by Inktomi under this Agreement, or
(b) arises from Inktomi's failure to remove a link from the Inktomi Search Result Data after receiving a written (email acceptable) removal request from Customer and confirmed to Customer in writing (email acceptable) that such link has been removed, and Inktomi will indemnify and hold Customer harmless from and against any costs, damages and fees reasonably incurred by Customer, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. Customer shall: (i) provide Inktomi reasonably prompt notice in writing of any such claim or action and permit Inktomi, through counsel mutually acceptable to Customer and Inktomi, to answer and defend such claim or action; and (ii) provide Inktomi information, assistance and authority, at Inktomi's expense, to help Inktomi to defend such claim or action. Inktomi will not be responsible for any settlement made by Customer without Inktomi's written permission, which permission will not be unreasonably withheld. Inktomi shall have no indemnification obligations under Section 7.1(b) to the extent that all or some of the offending content from a link removed from Inktomi Search Result Data appears in another link that has not otherwise been identified by Customer as a link to be removed from Inktomi Search Result Data.

2.    The Term will extended to April 30, 2003.

3.    Schedule 2, Section 4(D) will be deleted in its entirety.

4.    Schedule 2, Section 4(D) will be renumbered Section 4(C).


Page 1 of 2               CONFIDENTIAL       Inktomi - Microsoft Amendment No. 7

Defined terms herein have the same meaning as set forth in the Agreement, except as otherwise provided.

This Amendment No. 7 amends, modifies and supersedes to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this Amendment No. 7, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 7 as of the Amendment No. 7 Effective Date set forth above. All signed copies of this Amendment No. 7 are deemed originals. This Amendment No. 7 does not constitute an offer by either party. This Amendment No. 7 is effective upon execution on behalf of the Company and Microsoft by their duly authorized representatives.



INKTOMI CORPORATION                       MICROSOFT CORPORATION
4100 E. Third Avenue, Mail Stop FC2-5     One Microsoft Way
Foster City, CA 94404                     Redmond, WA 98052-6398



/s/ Vishal Makhijani                     By:  /s/ John Krass
------------------------------------          ----------------------------------
(Sign)                                    (Sign)

Vishal Makhijani                          John Krass
------------------------------------      --------------------------------------
Name (Print)                              Name (Print)

GM + VP, Web Search
------------------------------------      --------------------------------------
Title                                     Title





Page 2 of 2               CONFIDENTIAL       Inktomi - Microsoft Amendment No. 7